Exhibit 99.28

 Brookfield Renewable Partners LP:Proposal to Acquire TerraForm Power  JANUARY 2020

 Transaction Summary  Form of consideration will be Brookfield Renewable Corporation (“BEPC”) Class A shares (see slide 7 for details) Based on the closing price of the TERP shares and BEP units on January 10, 2020Note: The proposed transaction is subject to the negotiation and execution of definitive transaction documents and customary approvals, including approval of a committee of the Board of Directors of TERP consisting solely of independent directors and the approval of a majority of TERP’s shareholders not affiliated with BEP. BEP will not pursue the proposed transaction without obtaining these approvals   Brookfield Renewable Partners (“BEP”) is proposing to acquire all the outstanding Class A shares of TerraForm Power, Inc. (“TERP”), other than those shares currently held by BEP and its affiliates (the “proposed transaction”)BEP and its affiliates currently own an approximate 62% interest in TERPFor each TERP share, TERP’s remaining shareholders will receive consideration equivalent to 0.36 of a BEP unit (the “exchange ratio”)1 Values TERP at $17.31 per share, representing an 11% premium to the unaffected TERP share price when the transaction was announced2Proposed transaction is expected to be completed on a tax-deferred basis

 Transaction Benefits  Combined company would be one of the largest, integrated, pure-play renewable power companies in the world with $50 billion in total power assetsSimplified ownership structureContinued sponsorship by Brookfield Asset ManagementDemonstrable synergies, including the elimination of public company costs  NORTH AMERICA8,900 megawatts$29 Billion in total power assets  SOUTH AMERICA4,900 megawatts$12 Billion in total power assets  ASIA1,000 megawatts$1 Billion in total power assets  EUROPE4,200 megawatts$8 Billion in total power assets  All figures presented pro forma for the proposed transaction

Transaction Benefits

Benefits to BEP Unitholders	Benefits to TERP Shareholders

Benefits to BEP Unitholders

- **Immediately and long-term accretive** to FFO
- Further expands BEP's portfolio in **North America and Western Europe**
- Strengthens BEP's contract profile with **~90% of generation under contract**
- Enhances the **liquidity of BEPC shares**

Benefits to TERP Shareholders

- **Strong premium** at 11% to TERP's current trading price
- Access to a **broader growth mandate**, including a global development pipeline and greater technological and geographic diversification
- Ability to participate in the ongoing growth of BEP, a **global leader in renewables**, with a track record of success
  - Delivered 18% annualized returns to investors since inception with stable distribution growth
- Benefit from increased **access to capital and liquidity**, underpinned by an **investment grade balance sheet**

Brookfield

4

 Further Diversify Portfolio and Maintain Stable Cash Flows    66%  HydroFocused  Growing Global Footprint  ContractedCash Flows  7%  All figures presented pro forma for the proposed transaction and based on long-term average generation, proportionate to BEP  6%  64%  Cash flows will be supported by a strong contract profile and well diversified by technology and geography

Maintains Strong Investment Grade Balance Sheet

$2.9 billion
AVAILABLE LIQUIDITY

- Significant liquidity and access to diverse and deep pools of capital

10 YEARS
AVERAGE PROJECT DEBT TERM TO MATURITY

- Well laddered debt profile with no material maturities in the next 4 years

~90%
FIXED RATE FINANCINGS

- Minimal interest rate exposure

~85%
NON-RECOURSE FINANCINGS

- Structured on an investment grade basis with attractive covenant packages

Pro Forma Debt Maturity Ladder
$ billions, as at September 30, 2019



$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
2020
2021
2022
2023
After
Non-Recourse Maturities
Recourse Maturities

All figures presented pro forma for the proposed transaction, BEP's Mississagi Power refinancing, BEP's Series 7 MTN repayment, and TERP's corporate bond refinancing in October 2019.

Brookfield
6

FF FForm of Consideration      TERP shareholders will receive Class A shares of BEPCAs previously announced, Brookfield Renewable intends to make a special distribution of BEPC shares to its unitholdersBEPC will be a Canadian corporation, listed on the TSX/NYSE and structured with the intention of being economically equivalent to BEP unitsBEPC shares will be fully exchangeable, at the option of the holder, on a one-for-one basis, into units of BEP, and will pay identical dividends/distributionsBEPC will allow TERP shareholders to obtain economic exposure to Brookfield Renewable through the shares of a corporationThe exchange ratio will be adjusted on a proportional basis to reflect the contemplated special distribution, which we expect to close concurrently with the closing of the proposed transaction

 Notice to Recipients  All amounts are in U.S. dollars unless otherwise specified. CAUTIONARY STATEMENT REGARDING FORWARD- LOOKING STATEMENTS AND INFORMATIONThis presentation contains forward-looking statements and information within the meaning of Canadian provincial securities laws and “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and in any applicable Canadian securities regulations. The words “will”, “intend”, “should”, “could”, “target”, “growth”, “expect”, “believe”, “plan”, derivatives thereof and other expressions which are predictions of or indicate future events, trends or prospects and which do not relate to historical matters identify the above mentioned and other forward-looking statements. Forward-looking statements in this presentation include statements regarding the proposed transaction, the prospects and benefits of the combined company, including certain information regarding the combined company’s expected cash flow profile and liquidity, the special distribution of BEPC shares and any other statements regarding BEP’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance. Although BEP believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, you should not place undue reliance on them, or any other forward-looking statements or information in this news release. The future performance and prospects of BEP are subject to a number of known and unknown risks and uncertainties. Factors that could cause actual results of BEP to differ materially from those contemplated or implied by the statements in this presentation include uncertainties as to whether an agreement of the proposed transaction will be negotiated and executed; uncertainties as to whether TerraForm Power will cooperate with BEP regarding the proposed transaction; uncertainties as to whether TerraForm Power’s independent board committee will approve any transaction proposed by BEP; uncertainties as to whether TerraForm Power’s stockholders not affiliated with BEP will approve any transaction; uncertainties as to whether the other conditions to the proposed transaction will be satisfied or satisfied on the anticipated schedule; the timing of the proposed transaction and whether the proposed transaction will be completed; failure to realize contemplated benefits from the proposed transaction; and incurrence of significant costs in connection with the proposed transactions. For further information on these known and unknown risks, please see “Risk Factors” included in the Form 20-F of BEP and other risks and factors that are described therein and that are described in BEP’s and BEPC’s joint preliminary Form F-1 and prospectus filed with the Securities and Exchange Commission (“SEC”) and the securities regulators in Canada.The foregoing list of important factors that may affect future results is not exhaustive. The forward-looking statements represent our views as of the date of this news release and should not be relied upon as representing our views as of any subsequent date. While we anticipate that subsequent events and developments may cause our views to change, we disclaim any obligation to update the forward-looking statements, other than as required by applicable law.Additional Information and Where to Find ItAn agreement in respect of the proposed transaction described in this presentation has not yet been executed, and this presentation is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC should the proposed transaction go forward. Any solicitation will only be made through materials filed with the SEC. Nonetheless, this presentation may be deemed to be solicitation material in respect of the proposed transaction proposed by BEP. Should the proposed transaction go forward, BEP and BEPC expect to file relevant materials with SEC, including a registration statement on Form F-4 that may include a proxy statement of TerraForm Power that also constitutes a prospectus of BEP and BEPC (the “F-4”). This presentation is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that BEP, BEPC or TerraForm Power may file with the SEC or send to shareholders in connection with the proposed transaction. SHAREHOLDERS OF TERRAFORM POWER ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC (IF AND WHEN THEY BECOME AVAILABLE), INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of the F-4, including the proxy statement/prospectus, and other documents filed with the SEC (if and when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Terraform Power will be made available free of charge on Terraform Power’s website at http://www.terraform.com/. Copies of documents filed with the SEC by BEP and BEPC will be made available free of charge on BEP’s website at http://bep.brookfield.com/. Such documents are not currently available. Participants in Solicitation TerraForm Power and its directors and executive officers, BEPC and its directors and executive officers, and BEP and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of TerraForm Power common stock in respect of the proposed transaction. Information about the directors and executive officers of TerraForm Power is set forth on its website at http://www.terraformpower.com/. Information about the directors and executive officers of BEP is set forth on its website at http://bep.brookfield.com/. Information about the directors and executive officers of BEPC is set forth on its preliminary Form F-1, filed with the SEC on November 8, 2019. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.Non SolicitationNo securities regulatory authority has either approved or disapproved of the contents of this presentation. This presentation shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities if any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.